Exhibit 16.1

28 May 2021

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W
Washington, DC 20549

Re: Yijia Group Corp.

Commission File Number: 333-218733

We have received a copy of, and are in agreement with, the statements being made by Yijia Group Corp. in Item 4.01 of its Form 8-K dated 28 May 2021, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Exelient PAC